Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Glenn Darden, Philip W. Cook and John C. Cirone, and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign on his or her behalf, as a director or officer, or both, as the case may be, of Quicksilver Resources Inc., a Delaware corporation (the “Corporation”), a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of securities issuable under the Company’s 2006 Equity Plan, and to sign any or all amendments and any or all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Dated: May 24, 2006

/s/ Thomas F. Darden Thomas F. Darden	/s/ Glenn Darden Glenn Darden

/s/ Philip Cook Philip W. Cook	/s/ D. Wayne Blair D. Wayne Blair

/s/ James A. Hughes James A. Hughes	/s/ Steven M. Morris Steven M. Morris

/s/ Anne Darden Self Anne Darden Self	/s/ W. Yandell Rogers, III W. Yandell Rogers, III

/s/ Mark J. Warner Mark J. Warner